Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-180112 on Form S-3 of our reports dated February 28, 2014 relating to the consolidated financial statements and financial statement schedule of MGM Resorts International and subsidiaries and the effectiveness of MGM Resorts International and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of MGM Resorts International for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada September 12, 2014